Exhibit 23.1

New York Office 7 Penn Plaza Suite 830 New York, New York, 10001 T 646.442.4845

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Phoenix Motor Inc. on Amendment No.1 to Form S-1 [FILE NO. 333-261384] of our report dated August 24, 2021, with respect to our audits of the consolidated financial statements of Phoenix Motor Inc. as of December 31, 2020 (Successor) and December 31, 2019 (Predecessor), the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the period from November 13, 2020 through December 31, 2020 (Successor), the period from January 1, 2020 through November 12, 2020 (Predecessor) and the year ended December 31, 2019 (Predecessor), which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum Bernstein & Pinchuk llp

Marcum Bernstein & Pinchuk llp

New York, NY

December 21, 2021

www.marcumbp.com